                                                                  EXHIBIT 16.1


November 16, 1998


Securities and Exchange Commission
Washington, D.C.  20549


Re: Prospect Medical Holdings, Inc.

We have read the last paragraph under the caption "Experts" in the Prospectus constituting a part of this Registration Statement on Form S-1 for Prospect Medical Holdings, Inc., and are in agreement with the information contained therein insofar as it relates to BDO Seidman, LLP.


                                         Very truly yours,


                                         /s/ BDO Seidman, LLP
                                         --------------------------
                                         BDO Seidman, LLP